FIDELITY COURT STREET TRUST
(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

DECEMBER 15, 1999

 Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY COURT STREET TRUST
SPARTAN(Registered trademark) MUNICIPAL INCOME FUND
SPARTAN CONNECTICUT MUNICIPAL INCOME FUND
SPARTAN FLORIDA MUNICIPAL INCOME FUND
SPARTAN NEW JERSEY MUNICIPAL INCOME FUND
(the "Funds")

was held on December 15, 1999 at 9:00 A.M. at the principal office of the Trust, 82 Devonshire Street, Boston, Massachusetts.

 Mr. Rich Silver acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Meg DiDonna, Senior Legal Counsel, acting as Secretary Pro Tempore, recorded the minutes. Ms. Phyllis Davis, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

 Mr. Silver noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment.
Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

 Ms. DiDonna reported that proxies representing 59.578% of the outstanding voting securities of the trust and at least 59.108% of each Fund had been received. Mr. Silver announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

 Mr. Silver stated that the Secretary had presented him with the following documents relating to the meeting:

 Notice of Meeting dated October 18, 1999

 Proxy Statement dated October 18, 1999

 Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

 He indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

 Mr. Silver recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

 Mr. Silver stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

 Ms. DiDonna reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of at least 96.786% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated October 18, 1999, be, and they hereby are, elected as Trustees of Fidelity Court Street Trust.

 Mr. Silver stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as independent accountant of the Funds. In response to a question from a shareholder, there was a general discussion of issues relating to PwC's independence.

 Ms. DiDonna reported that the proposal to ratify the selection of PwC as independent accountant of the Funds, as set forth in the Proxy Statement, received 2,421,217,797.94 affirmative votes of Spartan Municipal Income Fund, or 95.624% of the votes cast at the meeting; received 201,248,555.98 affirmative votes of Spartan Connecticut Municipal Income Fund, or 95.314% of the votes cast at the meeting; received 252,236,926.10 affirmative votes of Spartan Florida Municipal Income Fund, or 96.737% of the votes cast at the meeting; and received 217,306,891.00 affirmative votes of Spartan New Jersey Municipal Income Fund, or 95.194% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountant of Spartan Municipal Income Fund, Spartan Connecticut Municipal Income Fund, Spartan Florida Municipal Income Fund, and Spartan New Jersey Municipal Income Fund, as set forth in the Proxy Statement dated October 18, 1999, be, and it hereby is, ratified and approved.

 Mr. Silver stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to the Trustees' continuing fiduciary duty to act in the shareholders' interests.

 Ms. DiDonna reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received
2,887,949,756.03 affirmative votes, or 90.562% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated October 18, 1999.

 Mr. Silver stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Spartan Municipal Income Fund that would (i) modify the management fee that FMR receives from Spartan Municipal Income Fund to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, for Spartan Municipal Income Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

 Ms. DiDonna reported that the proposal to approve an amended
Management Contract for Spartan Municipal Income Fund, as set forth in the Proxy Statement, received 2,299,822,586.62 affirmative votes of Spartan Municipal Income Fund, or 90.829% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Spartan Municipal
Income Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated October 18, 1999.

 Mr. Silver stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for each of Spartan Connecticut Municipal Income Fund, Spartan Florida Municipal Income Fund, and Spartan New Jersey Municipal Income Fund that would (i) change each fund's current all-inclusive management fee arrangement to a group fee arrangement that is standard for other comparable fidelity municipal bond funds and (ii) allow FMR and the Trust, for Spartan Connecticut Municipal Income Fund, Spartan Florida Municipal Income Fund, and Spartan New Jersey Municipal Income Fund, respectively, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

 Ms. DiDonna reported that the proposal to approve an amended Management Contract received 181,558,028.01 affirmative votes of Spartan Connecticut Municipal Income Fund, or 86.834% of the votes cast at the meeting; received 219,306,255.38 affirmative votes of Spartan Florida Municipal Income Fund, or 84.714% of the votes cast at the meeting; and received 193,956,345.06 affirmative votes of Spartan New Jersey Municipal Income Fund, or 85.729% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for each of Spartan Connecticut Municipal Income Fund, Spartan Florida Municipal Income Fund, and Spartan New Jersey Municipal Income Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated October 18, 1999.

 Mr. Silver stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an Agreement and Plan providing for the reorganization of Spartan Municipal Income Fund from a separate series of the Trust to a separate series of another Massachusetts business trust, Fidelity Municipal Trust.

 Ms. DiDonna reported that the proposal to approve an Agreement and Plan providing for the reorganization of Spartan Municipal Income Fund, as set forth in the Proxy Statement, received 2,247,568,880.20 affirmative votes of Spartan Municipal Income Fund, or 90.093% of the votes cast at the meeting. Whereupon, it was

VOTED: That an Agreement and Plan providing for the reorganization of Spartan Municipal Income Fund from a separate series of one
Massachusetts business trust to another be, and it hereby is, adopted, as set forth in the Proxy Statement dated October 18, 1999.

 Mr. Silver stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Spartan Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test.

 Ms. DiDonna reported that the proposal to eliminate Spartan Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy, as set forth in the Proxy Statement, received 2,167,706,209.27 affirmative votes of Spartan Municipal Income Fund, or 86.892% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Municipal Income Fund's fundamental 80% investment policy be, and it hereby is, eliminated, and a comparable non-fundamental policy be, and it hereby is, adopted, as set forth in the Proxy Statement dated October 18, 1999.

 Mr. Silver stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Spartan Connecticut Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test.

 Ms. DiDonna reported that the proposal to eliminate Spartan Connecticut Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy, as set forth in the Proxy Statement, received 179,326,033.01 affirmative votes of Spartan Connecticut Municipal Income Fund, or 85.766% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Connecticut Municipal Income Fund's fundamental 80% investment policy be, and it hereby is, eliminated, and a comparable non-fundamental policy be, and it hereby is, adopted, as set forth in the Proxy Statement dated October 18, 1999.

 Mr. Silver stated that the ninth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Spartan Florida Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test.

 Ms. DiDonna reported that the proposal to eliminate Spartan Florida Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy, as set forth in the Proxy Statement, received 226,729,265.72 affirmative votes of Spartan Florida Municipal Income Fund, or 87.581% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Florida Municipal Income Fund's fundamental 80% investment policy be, and it hereby is, eliminated, and a comparable non-fundamental policy be, and it hereby is, adopted, as set forth in the Proxy Statement dated October 18, 1999.

 Mr. Silver stated that the tenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Spartan New Jersey Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test.

 Ms. DiDonna reported that the proposal to eliminate Spartan New Jersey Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy, as set forth in the Proxy Statement, received 194,057,220.54 affirmative votes of Spartan New Jersey Municipal Income Fund, or 85.774% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan New Jersey Municipal Income Fund's fundamental 80% investment policy be, and it hereby is, eliminated, and a comparable non-fundamental policy be, and it hereby is, adopted, as set forth in the Proxy Statement dated October 18, 1999.

 Mr. Silver stated that the eleventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Spartan Florida Municipal Income Fund's fundamental investment policies regarding investments in debt securities of investment-grade quality and below investment-grade quality.

 Ms. DiDonna reported that the proposal to eliminate certain fundamental investment policies of Spartan Florida Municipal Income Fund, as set forth in the Proxy Statement, received 223,418,309.73 affirmative votes of Spartan Florida Municipal Income Fund, or 86.302% of the votes cast at the meeting. Whereupon, it was

VOTED: That certain fundamental investment policies of Spartan Florida Municipal Income Fund be, and they hereby are, eliminated, as set forth in the Proxy Statement dated October 18, 1999.

 Mr. Silver stated that the twelfth and final item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Spartan Municipal Income Fund's fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation.

 Ms. DiDonna reported that the proposal to amend Spartan Municipal Income Fund's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 2,169,996,974.35 affirmative votes of Spartan Municipal Income Fund, or 86.984% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Municipal Income Fund's fundamental investment limitation concerning diversification be, and it hereby is, amended to exclude securities of other investment companies from the limitation, as set forth in the Proxy Statement dated October 18, 1999.

 There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

 ATTEST:

   Meg DiDonna
   Secretary Pro Tempore